Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in Registration Statement Nos. 333-22859, 333-10783, 333-10587 and 333-35769 of Dynex Capital, Inc. on Form S-3
and Registration Statement No. 333-32663 of Dynex Capital, Inc. on Form S-8 of our report dated March 19, 2004, appearing in this Annual Report on Form 10-K of Dynex Capital, Inc., for the year ended December 31, 2003.


DELOITTE & TOUCHE LLP

Richmond, Virginia
March 25, 2004